KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL
TITANIUM DIOXIDE PRODUCTS SOLD IN NORTH AMERICA

CRANBURY, NEW JERSEY –March 3, 2010 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide grades sold in North America.

Effective April 1, 2010, as contracts permit, prices for all Kronos titanium dioxide products sold in North America will be increased by US$ 0.05 per pound.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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